EXHIBIT 10.3

                                AMENDMENT NO.1 TO
                        AGREEMENT OF LIMITED PARTNERSHIP


        This Amendment No. 1 to Agreement of Limited Partnership (this "Amendment") is entered into as of the 10th day of August, 1993 by and between OEDC EXPLORATION & PRODUCTION L.P., a Texas limited partnership ("OEDC") and ENRON FINANCE CORP., a Delaware corporation ("EFC").

        Reference is here made for all purposes to that certain Agreement of Limited Partnership dated March 2, 1993 creating South Dauphin Partners Ltd., a Texas limited partnership (the "Partnership"), as modified by that certain Agreement Regarding Partnership dated May 18, 1993 between OEDC and EFC (such documents being collectively herein referred to as the "Partnership Agreement"). OEDC and EFC are the only partners in the Partnership. OEDC has acquired the following oil and gas leases (collectively the "Leases"), which Leases the parties desire to be contributed to the Partnership:

        1. Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 13975 effective as of July 1, 1993 covering all of Block 866, Mobile Bay, OCS Official Protraction Diagram, NH 16-4 for a gross cash bonus of $152,640.00.

        2. Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 13978 effective as of July 1, 1993 covering all of Block 35, Viosca Knoll, OCS Official Protraction Diagram, NH 16-7 for a gross cash bonus of $161,280.00.

        3. Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 13979 effective as of July 1, 1993 covering all of Block 38, Viosca Knoll, OCS Official Protraction Diagram, NH 16-7 for a gross cash bonus of $181,440.00.

        In addition, OEDC has acquired certain seismic information covering the areas that are subject to the above-described leases for an aggregate amount of $105,000.00 which has been allocated one-third (or $35,000.00) to each of the areas covered by the three leases described above. OEDC has also acquired the Clements Override (as defined in the Partnership Agreement) for a sum of $115,000.00. Of the above amounts OEDC shall bear 20% and EFC shall bear 80%. Such sums have been allocated as follows:



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                                         TOTAL          EFC (80%)     OEDC (20%)
                                        --------        --------        --------
LEASE BONUS
- --------
Viosca Knoll 35 ................        $161,280        $129,024        $ 32,256
Viosca Knoll 38 ................        $181,440        $145,152        $ 36,288
Mobile Bay 866 .................        $152,640        $122,112        $ 30,528
                                        --------        --------        --------
        Total ..................        $494,360        $396,288        $ 99,072

DELAY RENTAL
- --------
Viosca Knoll 35 ................        $ 17,280        $ 13,824        $  3,456
Viosca Knoll 38 ................        $ 17,280        $ 13,824        $  3,456
Mobile Bay 866 .................        $ 17,280        $ 13,824        $  3,456
                                        --------        --------        --------
        Total ..................        $ 51,840        $ 41,472        $ 10,368

SEISMIC ACQUISITION
- --------
Viosca Knoll 35 ................        $ 35,000        $ 28,000        $  7,000
Viosca Knoll 38 ................        $ 35,000        $ 28,000        $  7,000
Mobile Bay 866 .................        $ 35,000        $ 28,000        $  7,000
                                        --------        --------        --------
        Total ..................        $105,000        $ 84,000        $ 21,000

CLEMENTS OVERRIDE
- --------
        Total ..................        $115,000        $ 92,000        $ 23,000

TOTAL ..........................        $767,200        $613,760        $153,440
                                                                        --------

        Pursuant to the Partnership Agreement, OEDC and EFC have of even date herewith contributed the Leases, the seismic information related thereto, and the Clements Override to the Partnership. OEDC has assigned the Leases to the Partnership pursuant to that certain Assignment dated of even date herewith. Also of even date herewith, EFC has funded to the Partnership as a capital contribution the amount of $597,009.16 as its share of the Lease Bonus, Delay Rental, seismic information and Clements Override set forth above. The parties acknowledge that prior to the date hereof, EFC had made cumulative cash capital contributions of $4,516,750.84, although it was only obligated under the Partnership Agreement to contribute $4,500,000.00. Therefore, EFC was credited the amount of $16,750.84 against the cash capital contribution required of it hereunder ($613,760.00 - $16,750.84 = $597,009.16). EFC is not obligated to make any further capital contributions pursuant to the Partnership Agreement or this Amendment. OEDC has been credited (as of the date of its respective payment therefor) the amount of $132,440 as its share of the Lease Bonus, Delay Rental and Clements Override. The parties acknowledge that prior to the date hereof, OEDC had made cumulative cash capital contributions of $1,975,654.00, of which $1,843,214.00 had been contributed prior to the payment of its share of the Lease Bonus, Delay Rental and

Clements Override set forth above. OEDC is obligated to make future cash capital contributions to the Partnership of $177,786.00.

        In addition, OEDC, on behalf of the Partnership, has agreed to amend certain agreements between the Partnership and Enron Reserve Acquisition Corp. ("ERAC"). Such amended agreements are evidenced by various documents of even date herewith, including that certain Letter Agreement attached hereto as Exhibit "A". Hereafter, where the terms "Production Payment," "Production and Delivery Agreement" and "Excess Gas Contract" are used in the Partnership Agreement, all such terms shall refer to those documents, as heretofore amended and as further amended by the documents attached hereto as Exhibits "B," "C" and "D," respectively. The term "Gathering Agreement" shall hereafter mean that certain Gathering Agreement dated effective as of June 30, 1993 between the Partnership and Dauphin Island Gathering Partners.

        Even though the Leases and the Clements Override are contributed to the Partnership and, thus, are Partnership Property, they are not covered by the Production Payment Purchase Agreement or the Production and Delivery Agreement and are not subject to or burdened by the Production Payment. All references to the Partnership Property vis-a-vis the Production Payment Purchase Agreement, the Production and Delivery Agreement or the Production Payment shall mean the Partnership Property set forth in the Partnership Agreement prior to this Amendment. However, the Leases and the Clements Override are covered by the Excess Gas Contract; therefore, references to Partnership Property vis-a-vis the Excess Gas Contract shall include such items.

        The parties hereto do hereby ratify the Partnership Agreement, as modified hereby, and recognize that the Partnership is valid and subsisting and enforceable in accordance therewith and do hereby reaffirm and restate as of the date hereof all of the representations, warranties, covenants and agreements set forth therein, except to the extent that performance of any such agreement has been completed prior to the date hereof.

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first set forth above.

                                    OEDC EXPLORATION & PRODUCTION L.P., as a
                                    General Partner and a Limited Partner of
                                    South Dauphin Partners Ltd., by OEDC, Inc., its General Partner


                                    By    /s/ GAYLEN J. BYKER
                                    Name      Gaylen J. Byker
                                    Title     Vice President

                                    ENRON FINANCE CORP., as a Limited Partner of
                                    South Dauphin Partners Ltd.


                                    By /S/ C. JOHN THOMPSON
                                           C. John Thompson
                                           Vice President

Exhibit "A"    -      Letter Agreement
Exhibit "B"    -      Amendment to Conveyance
Exhibit "C"    -      Amendment to Production and Delivery Agreement
Exhibit "D"    -      Amendment to Excess Gas Contract

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